                                                                 Exhibit 10.1(3)
                                                                 ---------------
                              [FORM OF AMENDMENT]

                PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.

                              SECOND AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP


     This Second Amendment is made as of [Closing], 1997 by PAH GP, Inc., a Delaware corporation, as general partner (the "General Partner") of Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners") for the purpose of amending the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of the 2nd day of October, 1995, as amended to date (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, upon an election by a Limited Partner to redeem units of limited partner interest in the Partnership ("Partnership Units"), the General Partner or Patriot American Hospitality, Inc. ("Patriot REIT") has the option to acquire such Partnership Units in exchange for shares of the common stock of Patriot REIT;

     WHEREAS, pursuant to a merger of Patriot REIT with and into California Jockey Club, a Delaware corporation to be renamed as Patriot American Hospitality, Inc. ("New Patriot REIT"), the holders of the common stock of Patriot REIT are entitled to receive 0.51895 shares of the common stock of New Patriot REIT plus 0.51895 shares of the common stock of Bay Meadows Operating Company, a Delaware corporation to be renamed as Patriot American Hospitality Operating Company, Inc., a Delaware corporation ("Patriot Operating Company"), which shares are paired for purposes of trading on the public securities markets (each paired share of the common stock of New Patriot REIT and Patriot Operating Company, a "Paired Share");

     WHEREAS, in connection with the merger transaction, the Limited Partners other than PAH LP, Inc. have become limited partners in Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Management Partnership"), the general partner of which is Patriot Operating Company, and have redemption rights with respect to their units of limited partner interest in Management Partnership ("Management Units") that permit Patriot Operating Company to purchase Management Units tendered for redemption in exchange for shares of its common stock;

     WHEREAS, it is necessary and desirable to coordinate the exercise of the redemption rights granted pursuant to the Partnership Agreement with those granted pursuant to the agreement of limited partnership of the Management Partnership (the "Management Partnership Agreement") so that Property Units and Management Units may be exchanged for publicly traded Paired Shares, and the General Partner is authorized pursuant to Section

7.01(d) of the Partnership Agreement to modify the Redemption Right of the Limited Partners to reflect the kind and amount of securities issuable to a holder of REIT Shares upon the occurrence of a merger;

     WHEREAS, it is also necessary and desirable to impose certain restrictions on the exercise of the redemption rights granted under the Partnership Agreement so that the Partnership may avoid treatment as a publicly traded partnership, and the General Partner is authorized pursuant to Article III and Section 8.05(f) of the Partnership Agreement to make such amendments;

     WHEREAS, the General Partner desires to make certain other conforming amendments in connection with the foregoing, which amendments may be made in the General Partner's discretion pursuant to Section 11.01 of the Partnership Agreement;

     NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement:

Section 1.  Amendments to Text of Partnership Agreement.
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A. Article I, Defined Terms, is amended to add the following definitions of "LP Unit Percentage," "New Cash Amount," "Paired Share," "Private Transfer," "New Redemption Right," and "Notice 88-75."

          "LP UNIT PERCENTAGE" means a percentage of the total interests in Partnership capital or Partnership profits (whichever is greater) determined without regard to Partnership Units held by the General Partner and any other person related to the General Partner within the meaning of
     Section 267(b) or 707(b)(1) of the Code (and after applying the rules of Section 856(i) of the Code), all as determined under Regulations Section 1.7704-1(k) and Section II.F of Notice 88-75 using any reasonable method selected by the General Partner.

          "MANAGEMENT PARTNERSHIP UNIT" means a unit of limited partner interest in Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Management Partnership").

          "NEW CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the Specified Redemption Date. The value of the REIT Shares Amount on the date of such valuation shall be determined in the manner provided in the definition of "Cash Amount."

          "NEW REDEMPTION RIGHT" has the meaning provided in Section 8.05(g) hereof.

          "NOTICE 88-75" means IRS Notice 88-75, 1988-2 C.B. 386, regarding certain safe harbors from treatment as a publicly traded partnership.

          "PAIRED SHARE" means a share of common stock of the Company, par value $.01 per share as paired to a share of common stock of Patriot American Hospitality Operating Co., Inc., par value $.01 per share.

          "PRIVATE TRANSFER" means a Transfer described in one of the following clauses:

                    (i) A Transfer in which the basis of the Partnership Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor Partner or is determined under Section 732 of the Code;

                    (ii)  A Transfer at death;

                    (iii) A Transfer between members of a family as defined under Section 267(c)(4) of the Code, (i.e., to the Partner's brother,
                                                ----
          sister (by whole or half blood), spouse, ancestor or lineal descendant);

                    (iv) A Transfer involving a distribution from a retirement plan qualified under Section 401(a) of the Code; or

                    (v) A Transfer that, when aggregated with other Transfers by the Partner and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) during any 30 calendar day period, represents a Transfer of Partnership Units representing an LP Unit Percentage of more than five percent (5%).

          The foregoing definition of "Private Transfer" is intended to include only such Transfers as would be disregarded in determining whether Partnership Units are readily tradable on a secondary market or the substantial equivalent thereof pursuant to Treasury Regulations
          Section 1.7704-1(e) (i), (ii), (iii), (v) and (vi) and pursuant to
          Section II.B of Notice 88-75, and shall be construed and administered in accordance therewith. The General Partner may modify this definition of Private Transfer from time to time in its discretion to ensure that the terms of the definition comply and continue to comply with such requirements.

B. Article I, Defined Terms, is amended to replace the definitions of "Cash Amount," "Company", "Redeeming Partner" and "REIT Share" with the following definitions. All other terms defined in Article I shall remain in full force and effect.

          "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the Company of a Notice of Redemption. The value of the REIT Shares Amount shall be equal to the REIT Shares Percentage (as defined below) times the average of the daily market price of Paired Shares for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the Paired Shares are listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the Paired Shares are not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and
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     asked prices reported during the ten days prior to the date in question, the value of the Paired Shares shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of Paired Shares would be entitled to receive, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. For purposes of this definition, the "REIT Shares Percentage" shall equal the percentage of the value of a Paired Share that is represented by a REIT Share, as determined pursuant to that certain Pairing Agreement dated as of February 17, 1983, as amended from time to time, by and between the Company and Patriot American Hospitality Operating Company. In the event that the REIT Shares are no longer paired with shares of the common stock of Patriot American Hospitality Operating Company, the REIT Shares Amount shall be based on the value of REIT Shares as determined in accordance with the principles applied to the valuation of Paired Shares.

          "COMPANY" means Patriot American Hospitality, Inc., a Delaware corporation, and its successors.

          "REDEEMING PARTNER" has the meanings provided in Sections 8.05(a) and 8.05(g) hereof, as the context so requires.

          "REIT SHARE" means a share of common stock of the Company, $.01 par value per share.

C. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to replace the first phrase of the first sentence of Section 8.05(a) with the following phrase:

               "Subject to Sections 8.05(b), 8.05(c), 8.05(d), 8.05(e), 8.05(f),
     8.05(g), 8.05(i) and 8.05(j),"

D. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to append the following phrase to the end of the Section 8.05(e):

     "and shall be subject to any other restrictions imposed on the exercise by a Limited Partner of the Redemption Right or the New Redemption Right as set forth in this Section 8.05."

E. Article VIII, Rights and Obligations of the Limited Partners, shall be amended to add paragraphs (h), (i) and (j) to section 8.05, as follows:

               (h)  New Redemption Rights.  Subject to certain other provisions
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     of this Article VIII as provided below, each Limited Partner, other than PAH LP, shall have the right (the "New Redemption Right"), on or after the first anniversary of the date on which he acquires Partnership Units (or such later or earlier date as shall be determined in the sole and absolute discretion of the General Partner at the time of the issuance of the Partnership Units), to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in a form of the New Cash Amount to be paid by the Partnership. The New Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the New Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company and/or the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the New Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner, unless the General Partner consents, in its sole discretion. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

     The foregoing New Redemption Right shall be subject to the provisions of
     Section 8.05(b), reading "New Redemption Right" for "Redemption Right" and "New Cash Amount" for "Cash Amount"; provided that if the General Partner and/or the Company shall elect to exercise its right to purchase Partnership Units under Section 8.05(b) with respect to a Notice of Redemption under this Section 8.05(h), the General Partner and/or the Company shall not be required to so notify the Redeeming Partner until five Business Days prior to the Specified Redemption Date. The foregoing New Redemption Right shall also be subject to the provisions of Sections 8.05(c), 8.05(d), 8.05(e), 8.05(f) and 8.05(g), also reading "New
     Redemption Right" for "Redemption Right" and "New Cash Amount" for "Cash Amount" where the context requires. The foregoing New Redemption Right also shall be subject to Sections 8.05(i) and 8.05(j) below.

     The foregoing New Redemption Right is intended to comply with the requirements of Regulations Section 1.7704-1(f) and Section II.E.1 of Notice 88-75 and shall be construed and administered in accordance therewith. The General Partner may modify the New Redemption Right from time to time in its discretion to ensure that the terms of the New Redemption Right comply and continue to comply with such requirements.

               (i)  Restrictions on Exercise of Redemption Right and New
                    ----------------------------------------------------
     Redemption Right.
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                    (i) Notwithstanding the provisions of Sections 8.05(a) and 8.05(b), a Limited Partner shall be entitled to exercise the Redemption Right only if the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer).

                    (ii) Notwithstanding the provisions of Sections 8.05(h) and 8.05(b), a Limited Partner shall be entitled to exercise the New Redemption Right only if (x) the redemption or purchase of the Limited Partner's Partnership Units would constitute a Private Transfer (within the meaning of clause (v) of the definition of Private Transfer) or (y) the number of Partnership Units to be purchased or redeemed, when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), would constitute an LP Unit Percentage of ten percent (10%) or less.

                    (iii) The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 10% LP Unit Percentage limit set forth in subparagraph (ii) above, including without limitation imposing further limitations on the number of LP Units with respect to which the New Redemption Right may be exercised during any period of time shorter than a calendar year and establishing procedures to allocate the ability to exercise the New Redemption Right among the Limited Partners.

                    (iv) The restrictions set forth in this paragraph (i) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, in the absence of such restrictions, as determined by the General Partner in its
          discretion.   The restrictions set forth in this paragraph (i),
          together with the restrictions on the Transfer of Partnership Units set forth in Section 9.02, are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the safe harbors from treatment as a publicly traded partnership set forth in both Treasury Regulations Sections 1.7704-1(d), (e), (f) and (j) and Sections II.B, II.C.2 and II.E.1 of Notice 88-75 and shall be construed and administered in accordance therewith.

          The General Partner may modify the restrictions set forth in this paragraph (i), and the provisions of Section 9.02, from time to time in its discretion to ensure that the Partnership complies and continues to comply with such requirements.

               (j)  Paired Shares.  Notwithstanding the provisions of Sections
                    -------------
     8.05(a), 8.05(b) and 8.05(h), a Limited Partner shall not be entitled to exercise the Redemption Right or the New Redemption Right with respect to any Partnership Units unless the Limited Partner is entitled to exercise and simultaneously exercises its redemption right under the Management Partnership Agreement with respect to an equal number of Management Partnership Units of the same class or series so that the General Partner and/or the Company, in cooperation with Patriot Operating Company, may deliver Paired Shares in redemption of such Partnership Units and Management Partnership Units. The restriction set forth in this paragraph
     (j) shall continue in effect until such time as the provisions of that certain Pairing Agreement, dated as of February 17, 1983, as amended from time to time, by and between Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Co., Inc. shall terminate and be of no further force or effect.

F. Article IX, Transfers of Limited Partnership Interests, shall be amended to replace the first sentence of Section 9.02(a) with the following:

     Subject to Sections 9.02(b), 9.02(c), 9.02(d) and 9.02(e), a Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily (including by exercise of any redemption or conversion rights) or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner; provided
                                                                     --------
     however that upon Transfer of any Preferred Units, the holder thereof shall not be entitled to the additional UBTI Adjuster distribution as set forth in Section 5.08(b).

G. Article IX, Transfers of Limited Partnership Interests, shall be amended to redesignate Section 9.02(e) as Section 9.02(f) and to insert the following new
Section 9.02(e):

               (e) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, unless (i) the Transfer is a Private Transfer, (ii) the Transfer is a redemption or sale permitted by the provisions of Section 8.05, or (iii) the Transfer satisfies both of the following tests, (x) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers or Transfers pursuant to exercises of the New Redemption Right), the Transfer would constitute an LP Unit Percentage of two percent (2%) or less, and (y) when aggregated with other Transfers of Partnership Units within the same taxable year of the Partnership (but not including Private Transfers), the Transfer would constitute an LP Unit Percentage of ten percent (10%) or less. The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the 2% and 10% LP Unit Percentage limits set forth in the foregoing subclause (iii) in the manner described in
     Section 8.05(i)(iii). Solely for purposes of this paragraph (e), the term "Transfer" shall not include (except as provided in the following clause) the mere pledge, hypothecation or grant of a security interest in a Partnership Unit, but shall include any transfer of a Partnership Unit within the meaning of Treasury Regulations Section 1.7704-1(a)(3) (other than transfers that have not been recognized by the Partnership) or any transaction treated as a transfer for purposes of Notice 88-75. The restrictions set forth in this paragraph (e) shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, as determined by the General Partner in its discretion.

H. Exhibit B to the Agreement, Form of Notice of Exercise of Redemption Right, shall be replaced with Exhibit B appended hereto.
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Section 2.  Effective Date.  The amendments to the text of the Partnership
            --------------
Agreement provided in Section 1 of this First Amendment shall take effect as of the date first set forth above. Except as amended by Section 1 of this First Amendment, the terms of the Agreement shall remain in full force and effect.

                                 [End of Page]

     IN WITNESS WHEREOF, the General Partner has executed this First Amendment as of the date first written above.

                                    GENERAL PARTNER

                                    PAH GP, INC.


                                    __________________________________
                                    By:  Thomas W. Lattin



                                    LIMITED PARTNERS

                                    By:  PAH GP, Inc. as attorney-in-fact
                                       for each of the Limited Partners


                                    ___________________________________
                                    By:  Thomas W. Lattin

                                                                       EXHIBIT B
                                                                       ---------

                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

     In accordance with Section 8.05 of the Second Amended and Restated Agreement of Limited Partnership (the "REIT Partnership Agreement") of Patriot American Hospitality Partnership, L.P. (the "REIT Partnership"), and Section
8.05 of the Agreement of Limited Partnership (the "Management Partnership Agreement") of Patriot American Hospitality Operating Partnership, L.P. (the "Management Partnership"), the undersigned hereby irrevocably: (i) presents for redemption ________ Partnership Units in the REIT Partnership and _________ Partnership Units in the Management Partnership in accordance with the terms of the REIT Partnership Agreement and the Management Partnership Agreement; (ii) surrenders such Partnership Units and all right, title and interest therein;
(iii) directs that the Cash Amount, New Cash Amount or Paired Shares (as defined in the REIT Partnership Agreement and/or the Management Partnership Agreement, as applicable), as determined by the General Partners of the REIT Partnership and the Management Partnership to be deliverable upon exercise of the Redemption Right or New Redemption Right (as defined in the REIT Partnership Agreement and/or the Management Partnership Agreement, as applicable), be delivered to the address specified below; and (iv) if Paired Shares are to be delivered, such Paired Shares be registered or placed in the name(s) and at the address(es) specified below.

This Notice applies to (check one):
     ___ An exercise of the Redemption Rights granted under Section 8.05(a) of the REIT Partnership Agreement and the Management Partnership Agreement.

     ___ An exercise of the New Redemption Right and Deferred Redemption Right under Section 8.05(h) of the REIT Partnership Agreement and the Management Partnership Agreement, respectively.

Name of Limited Partner:                 Signature Guaranteed by:

_________________________________        __________________________
(Signature of Limited Partner)

_________________________________        Dated:________ __, _____
(Mailing Address)

_________________________________
(City)    (State)   (Zip Code)

If Paired Shares are to be issued, issue to:
Please insert social security or identifying number:
Name: